United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2009

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employee
of incorporation or organization)		Identification No.)

2141 Rosecrans Avenue, Suite 1160

El Segundo, California 90245

(Address of principal executive offices)

(Zip code)

(310) 606-8000

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Board of Directors (the “Board”) of Manhattan Bancorp (the “Company”) appointed Rick L. Sowers as an Executive Vice President of the Company.  Mr. Sowers, 36, has been with the Company’s subsidiary, Bank of Manhattan, N.A. (the “Bank”) since June 30, 2008, and is currently serving, and will continue to serve, as the Bank’s Executive Vice President and Chief Operating Officer pursuant to the terms of a First Amended and Restated Employment Agreement dated March 26, 2009, as previously reported in a Form 8-K filed on March 26, 2009.  Prior to joining the Bank, Mr. Sowers served for the last ten years as Vice President of Cast Management Consultants, providing consulting services to the financial services industry.

Also on June 25, 2009, the Board of the Company appointed Ann A. Smiley as an Executive Vice President of the Company.  Ms. Smiley, 51, is currently serving as an Executive Vice President in the Bank’s Credit Administration Department.  Previously, from January 2003 to June 2006, Ms. Smiley served as a Credit Administrator for Comerica Bank in their Southern California Middle Business Banking Division. In June of 2006, she was named Senior Vice President and Senior Credit Officer overseeing the credit risk and administration functions of Comerica’s Middle Market Business Banking and Financial Services Division.  It is contemplated that she will be named as Executive Vice President and Chief Credit Officer of the Bank pending her review by the Bank’s primary regulatory agency, the Office of the Comptroller of the Currency.   The terms of Ms. Smiley’s compensation for her services rendered to the Bank are set forth in an offer letter which provides for compensation to Ms. Smiley on the following terms:

•                  An annual salary of $175,000, payable semi-monthly

•                  An annual auto allowance of $12,000, payable semi-monthly

•                  Options to purchase 30,000 shares of the Company’s stock at $8.43 per share, a price based upon the book value of the stock as of the previous month-end.  The exercise price was the higher of the current fair market or the book value of the stock.  The stock option grant was for ten (10) years and vests over a three-year period with the first vesting to occur on the anniversary of the stock option grant.  The Company’s Board granted the options on March 26, 2009.

•                  Standard benefits available to all Bank employees for paid-time-off; life, disability and medical insurance; and participation in the Company’s 401(k) plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP

Dated: July 1, 2009	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President &
Chief Financial Officer